UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2012

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1154 Shenandoah Village Drive, Waynesboro, Virginia		22980
(Address of Principal Executive Offices)		(Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 9, 2012, NTELOS Holdings Corp. (the “Company”) announced that its wholly-owned subsidiary NTELOS Inc. had entered into Amendment No. 6 (“Amendment No. 6”) to its Credit Agreement dated as of August 7, 2009 (the “Original Credit Agreement”), which amends and restates the Original Credit Agreement in its entirety pursuant to an Amended and Restated Credit Agreement in the form attached to Amendment No. 6 (the “Amended and Restated Credit Agreement”). Borrowings under the Amended and Restated Credit Agreement were used to refinance or roll over amounts outstanding under the Original Credit Agreement and to pay closing costs and other expenses related to the transaction, with the remaining proceeds available for working capital purposes. Aggregate borrowings outstanding under the Amended and Restated Credit Agreement are $500 million.

The Amended and Restated Credit Agreement provides for (i) a new term loan A in the aggregate amount of $150 million (the “Term Loan A”); and (ii) a new term loan B in the aggregate amount of $350 million (the “Term Loan B” and, together with the Term Loan A, the “Term Loans”). The Term Loan A matures in August 2015, with quarterly payments of approximately $0.375 million beginning December 31, 2012 and continuing through June 30, 2015, and the remainder due on August 7, 2015. The Term Loan B matures on November 9, 2019, with quarterly payments of approximately $0.875 million beginning December 31, 2012 and continuing through September 30, 2019, and the remainder due on November 9, 2019.

The Amended and Restated Credit Agreement also permits an incremental credit facility of up to $125 million (the “Incremental Credit Facility”), with up to $35 million in the form of a revolving credit facility. The ability to incur the Incremental Credit Facility is subject to various restrictions and conditions, including having a Leverage Ratio (as defined in the Amended and Restated Credit Agreement) not in excess of 4.50:1.00 at the time of incurrence (calculated on a pro forma basis).

Amendment No. 6 provides that the Term Loan A is to be issued at a 0.5% discount and bears interest at a rate equal to either 3.50% above the Eurodollar Rate (as defined in the Amended and Restated Credit Agreement) or 2.50% above the Base Rate (as defined in the Amended and Restated Credit Agreement), and the Term Loan B is to be issued at a 1.0% discount and bears interest at a rate equal to either 4.75% above the Eurodollar Rate or 3.75% above the Base Rate (as defined in the Amended and Restated Credit Agreement). The Amended and Restated Credit Agreement provides that the Eurodollar Rate shall never be less than 1.00% per annum and the Base Rate shall never be less than 2.00% per annum.

The Term Loans are secured by a first priority pledge of substantially all property and assets of NTELOS Inc. and all material subsidiaries, as guarantors. The Term Loan A provides for a maximum Leverage Ratio of 5.00:1.00. A breach by NTELOS of the maximum Leverage Ratio will not constitute an Event of Default with respect to the Term Loan B until the earlier of (x) 180 days after delivery by NTELOS of a compliance certificate showing such breach unless (A) such default has been waived by the lenders holding the Term Loan A or otherwise ceases to exist or (B) the Term Loan A has been repaid in full and (y) the date the lenders holding the Term Loan A accelerate the maturity of the Term Loan A as a result of such breach. The Amended and Restated Credit Agreement also contains customary affirmative and negative covenants which, among other things, restrict the ability of NTELOS Inc. and its guarantors to incur additional debt, grant liens, make investments, sell assets and make Restricted Payments (as defined in the Amended and Restated Credit Agreement, which include paying dividends).

The Amended and Restated Credit Agreement has a Restricted Payment basket, initially set at $50 million, which can be used to make Restricted Payments. This Restricted Payment basket will be increased by $6.5 million per quarter commencing with the quarter commencing January 1, 2013 and will be decreased by any actual Restricted Payments made after the date of the Amended and Restated Credit Agreement and by certain investments and debt prepayments made after the date of the Amended and Restated Credit Agreement. In addition, on a quarterly basis commencing with the fiscal quarter ending December 31, 2012, the Restricted Payment basket will be increased by the positive amount, if any, of 50% (or, if the Leverage Ratio as of the most recently ended twelve month period, was less than 2.75:1:00, 75%) of the Excess Cash Flow (as defined in the Amended and Restated Credit Agreement), for the most recently ended fiscal quarter in excess of $10 million. NTELOS Inc. may not make Restricted Payments if its Leverage Ratio (calculated on a pro forma basis) is greater than to 4.25:1.00. This Restricted Payments basket is also increased by the amount of any mandatory prepayment on the Term Loans to the extent the lenders decline to receive such prepayment.

Under the Amended and Restated Credit Agreement, mandatory debt prepayments of 50% of Excess Cash Flow for the most recently ended fiscal year (beginning with the fiscal year ending December 31, 2013) must be made by the 90th day of the following year, if the Leverage Ratio is above 4.50:1.00. Mandatory debt prepayments of 25% of Excess Cash Flow for a fiscal year must be made by the 90th day of the following year, if the Leverage Ratio is equal to or less than 4.50:1.00 but above 3.75:1.00. If NTELOS Inc.’s Leverage Ratio is equal to or less than 3.75:1.00 for a fiscal year, NTELOS Inc. is not required to make an Excess Cash Flow mandatory debt prepayment for that fiscal year.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of Amendment No. 6, a copy of which is attached as Exhibit A to Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, and to the text of the Amended and Restated Credit Agreement, a copy of which is attached as Exhibit A to Amendment No. 6.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this report is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 6 to the Credit Agreement, with the Amended and Restated Credit Agreement, dated as of November 9, 2012, attached as Exhibit A thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: November 13, 2012

NTELOS HOLDINGS CORP.

By:	/s/ Brian J. O’Neil
Brian J. O’Neil
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 6 to the Credit Agreement, with the Amended and Restated Credit Agreement, dated as of November 9, 2012, attached as Exhibit A thereto

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